UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)		001-31403 (Commission File Number)	52-2297449 (IRS Employer Identification No.)
701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)			20068 (Zip Code)
Registrant's telephone number, including area code (202) 872-3526
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc. Form 8-K

Explanatory Note: This Form 8-K is being filed by Pepco Holdings, Inc. ("PHI") to report, on behalf of several saving plans of which PHI or one of its wholly owned subsidiaries is a sponsor that have filing obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, a change in the principal accountant for the respective plans. There has not been any change in the principal accountant for the audit of PHI's financial statements.

Item 4.01	Changes in Registrant's Certifying Accountant.
(a)(b)

          On April 26, 2006, the Audit Committee of the Board of Directors of Pepco Holdings, Inc. appointed Mitchell & Titus, LLP as the principal accountant for the Pepco Holdings, Inc. Retirement Savings Plan (the "Plan"). The Plan, established January 13, 2006, is an amalgam of, and the successor to, the following plans:

	(i)	the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees (the "Pepco BU Plan");
(ii)

the Retirement Savings Plan for Management Employees (formerly the Potomac Electric Power Company Savings Plan for Exempt Employees), which was, in turn, a successor, effective December 31, 2004, by merger to the Potomac Electric Power Company Savings Plan for Non-Bargaining Unit, Non-Exempt Employees (the "Pepco Management Plan");

	(iii)	the Conectiv Savings and Investment Plan (the "Conectiv Plan"); and
	(iv)	the Atlantic Electric 401(k) Savings and Investment Plan - B (the "AE Plan").
The Pepco BU Plan, the Pepco Management Plan, the Conectiv Plan and the AE Plan are collectively referred to herein as the "predecessor plans."

          The Plan's fiscal year end is December 31. Before the amalgamation, the fiscal year end for each of the Pepco BU Plan and the Pepco Management Plan was June 30 and the fiscal year end for each of the Conectiv Plan and the AE Plan was December 30.

          Mitchell & Titus, LLP has been appointed as the principal accountant to audit the financial statements of the Pepco BU Plan and the Pepco Management Plan for the transition period July 1, 2005 to January 13, 2006 and to audit the financial statements of the Conectiv Plan and the AE Plan for the year ended December 30, 2005 and the transition period December 31, 2005 to January 13, 2006.

          Mitchell & Titus, LLP is replacing PricewaterhouseCoopers LLP as the principal accountant for each of the predecessor plans. The decision to dismiss PricewaterhouseCoopers LLP was approved by the Audit Committee of PHI.

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Pepco Holdings, Inc. Form 8-K

          The respective reports of PricewaterhouseCoopers LLP on the financial statements of the Pepco BU Plan and the Pepco Management Plan for the fiscal years ended June 30, 2005 and 2004 and on the financial statements of the Conectiv Plan and the AE Plan for the fiscal years ended December 30, 2004 and December 30, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

          During the fiscal years ended June 30, 2005 and June 30, 2004 for the Pepco BU Plan and the Pepco Management Plan and during the fiscal years ended December 30, 2004 and December 30, 2003 for the Conectiv Plan and the AE Plan, and through April 26, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

          Neither the Pepco BU Plan nor the Pepco Management Plan had a reportable event as described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended June 30, 2005 and June 30, 2004, and through April 26, 2006. Neither the Conectiv Plan nor the AE Plan had a reportable event as described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 30, 2004 and December 30, 2003, and through April 26, 2006.

          For the fiscal years ended June 30, 2005 and June 30, 2004, and through April 26, 2006, neither the Pepco BU Plan, the Pepco Management Plan nor anyone acting on either plan's behalf, and for the fiscal years ended December 30, 2003 and December 30, 2004, and through April 26, 2006, neither the Conectiv Plan, the AE Plan nor anyone acting on either plan's behalf consulted Mitchell & Titus, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on any of the Pepco BU Plan, the Pepco Management Plan, the Conectiv Plan or the AE Plan's financial statements, or any matter that was the subject of a "disagreement" as such term is described in item 304(a)(1)(iv) of Regulation S-K, or a "reportable event" as such term is described in item 304(a)(1)(v) of Regulation S-K

          Each of the predecessor plans has requested that each of PricewaterhouseCoopers LLP and Mitchell & Titus, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether each agrees with the above statements.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are furnished herewith:
	Exhibit No.	Description of Exhibit
	16.1	Mitchell & Titus, LLP letter of agreement
	16.2	PricewaterhouseCoopers LLP letter of agreement
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Pepco Holdings, Inc. Form 8-K
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PEPCO HOLDINGS, INC. (Registrant)
Date April 26, 2006			/s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer
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